                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              KEYSTONE FINANCIAL
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

LOGO
KEYSTONE FINANCIAL

                                                                  April 9, 1998

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Keystone Financial, Inc., to be held on Thursday, May 21, 1998 at 10:00 a.m., local time, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania. A Notice and Proxy Statement for the meeting follow, and a proxy card and return envelope are enclosed. Your Corporation's 1997 Annual Report is also enclosed.

  At this meeting the Executive Management of Keystone will review the results of your Corporation for 1997 and comment on plans and strategies for the current year and the future. The agenda for the annual meeting includes election of directors and the ratification of the appointment of independent auditors.

  YOUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSALS INCLUDED IN THE PROXY STATEMENT ARE IN THE BEST INTEREST OF ALL SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THESE PROPOSALS.

  Your participation as a shareholder in the affairs of the Corporation is encouraged. It is important that your stock be represented at the Meeting, whether or not you are personally able to be present. Accordingly, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. You are urged to do so even if you plan to attend the meeting. Your prompt cooperation and support will be greatly appreciated.

  The business and presentation portions of the meeting should last approximately forty minutes. I, as well as the other Executive Officers of the Corporation, will be available both before and after the meeting to answer any questions you may wish to ask. I hope that you will be able to attend this year's meeting and look forward to seeing you there.

                                          Sincerely,

                                          /s/ Carl L. Campbell
                                          Carl L. Campbell
                                          President and Chief
                                          Executive Officer

                                     LOGO
                              KEYSTONE FINANCIAL
                              ONE KEYSTONE PLAZA
                           FRONT AND MARKET STREETS
                                 P.O. BOX 3660
                      HARRISBURG, PENNSYLVANIA 17105-3660
                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 21, 1998
                                 ------------

TO THE SHAREHOLDERS:

  Notice is hereby given that the Annual Meeting of Shareholders of Keystone Financial, Inc. will be held on Thursday, May 21, 1998 at 10:00 a.m., local time, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania, for the purpose of considering and acting upon the following:

  1. The election of one director to serve for a term expiring in 2000 and six directors to serve for terms expiring in 2001;

  2. The ratification of the appointment of Ernst & Young LLP as the independent auditors for the Corporation for 1998;

  3. Such other matters as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on April 2, 1998 are entitled to notice of and to vote at the Annual Meeting.

  ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors

                                          /s/ Ben G. Rooke
                                          Ben G. Rooke, Secretary

                                     LOGO
                              KEYSTONE FINANCIAL

                              ONE KEYSTONE PLAZA
                           FRONT AND MARKET STREETS
                             POST OFFICE BOX 3660
                           HARRISBURG, PA 17105-3660
                                 ------------
                                PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS--MAY 21, 1998
                                 ------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Keystone Financial, Inc. (the "Corporation") of proxies to be voted at the 1998 Annual Meeting of Shareholders of the Corporation which will be held at 10:00 a.m., local time, on Thursday, May 21, 1998, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania, and at any adjournment thereof. The approximate date on which this Proxy Statement will first be mailed to the shareholders is April 9, 1998.

  All properly executed proxies not previously revoked will be voted at the Annual Meeting as specified thereon. If no specification is made, proxies will be voted in favor of the election as directors of the nominees named below and in favor of the ratification of the appointment of Ernst & Young LLP as independent auditors for the Corporation for 1998. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation, or by attending the meeting and voting in person.

  The Board of Directors has fixed the close of business on April 2, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. At that date, approximately 51,652,186 shares of Common Stock, par value $2.00 per share ("Common Stock"), were issued and outstanding. On April 2, 1998, there were approximately 15,719 shareholders of record. Each share entitles its holder of record at the close of business on the record date to one vote on each matter properly submitted to the shareholders for action at the Annual Meeting. The Restated Articles do not permit cumulative voting.

  As of April 2, 1998, the trust departments of the Corporation's bank subsidiaries and the Corporation's trust company subsidiaries, acting in a fiduciary capacity for various trusts and estates, held an aggregate of 3,605,059 shares of Common Stock (approximately 6.98% of the outstanding shares). Of these shares, the banks and trust companies have sole voting power over 730,610 shares, share voting power with other persons over 312,553 shares, have sole investment power over 2,465,736 shares and share investment power with other persons over 215,835 shares.

                          PROPOSALS FOR SHAREHOLDERS

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

  Six directors will be elected at the Annual Meeting to serve for terms expiring at the Annual Meeting in 2001. In addition, one director will be elected to serve for a term expiring at the Annual Meeting in 2000. By a vote of the Board of Directors, the size of the Board was fixed at 20 members. Each director elected will continue in office until a successor has been elected. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES LISTED BELOW. Each nominee has consented to be named as a nominee and to serve if elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors (the "Board").

  The following table sets forth certain information about the nominees, each of whom, other than Ms. Shepard and Mr. Scheiner, are presently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting./1/

                                                    SHARES           PERCENT OF
                                    YEAR FIRST   BENEFICIALLY          COMMON
   NAME, PRINCIPAL OCCUPATIONS        BECAME     OWNED AS OF            STOCK
 DURING THE PAST FIVE YEARS, AGE     DIRECTOR  APRIL 1, 1998(1)      OUTSTANDING
 -------------------------------    ---------- ----------------      -----------
Nominee for Director with term
 expiring in 2000:

Molly Dickinson Shepard; Chairman
and Co-Founder of Manchester, Inc.
(outplacement and human resources
consulting firm); Age 51(5).......       --          2,091               .004

Nominees for Directors with terms
 expiring in 2001:

Carl L. Campbell; President and
Chief Executive Officer
of the Corporation; Age 55........     1986        423,005(2)(3)(4)       .81

Paul I. Detwiler, Jr.; Chairman of
the Board of New Enterprise Stone
and Lime Co., Inc. (construction
aggregates); Age 64...............     1988         22,286(2)             .04

Allan W. Holman, Jr.; Senior
Partner, Holman & Holman
(attorneys-at-law); Age 68........     1997         14,879(2)             .03

James I. Scheiner; President &
Principal-In-Charge, Benetec
Associates, Inc. (engineering,
architectural & environmental
services firm); Director, Harsco
Corporation; Age 53...............       --          1,060               .002

Ronald C. Unterberger; Attorney-
at-Law, Partner, Harper & Driver
(attorneys-at-law); Age 62........     1994         18,992                .04

G. William Ward; Chairman of the
Board of Ward Trucking Corp.; Age
66................................     1984         49,120(2)             .10

Continuing Directors with terms
expiring in 2000:

June B. Barry; Vice President,
Human Resources and
Administration, of Betz Dearborn,
Inc. (chemical products); Age 46..     1996            192              .0004

Gerald E. Field; President of
Weiner Iron and Metal Corp.; Age
63................................     1986         91,003                .18

Philip C. Herr, II; Partner, Herr,
Potts & Herr (attorneys-at-law);
Age 61............................     1994        234,981(2)             .45

William L. Miller; President and a
Director of Ebinger Iron Works,
Inc. (steel fabricator); Age 49...     1986         26,836(2)             .05

Mark L. Pulaski; Vice Chairman and
Chief Operating Officer of the
Corporation; Age 44(6)............     1997        137,804(2)(4)          .27

Ray L. Wolfe; Chairman of the
Board of the Corporation and
Chairman, President and Chief
Executive Officer of Financial
Trust Company; Age 59(7)..........     1997         83,253(2)(4)          .16

Continuing Directors with Terms
Expiring in 1999:

A. Joseph Antanavage; Partner,
Bear, Antanavage & Moyer
(attorneys-at-law); Partner, North
Berks Abstract (title insurance
agency); Age 51...................     1986         29,166(2)             .06

--------
  /1/The Honorable J. Glenn Beall, Jr. and Walter W. Grant will be retiring as members of the Board of Directors on the day of the Annual Meeting.

                                                         SHARES      PERCENT OF
                                         YEAR FIRST   BENEFICIALLY     COMMON
      NAME, PRINCIPAL OCCUPATIONS          BECAME     OWNED AS OF       STOCK
    DURING THE PAST FIVE YEARS, AGE       DIRECTOR  APRIL 1, 1998(1) OUTSTANDING
    -------------------------------      ---------- ---------------- -----------
Donald Devorris; President of Blair
Electric Service Co. (electrical
construction); President of Blair Sign
Co., Inc. (sign manufacturing);
President of Blair Design &
Construction Co. (general
construction); President of Electrical
Construction Service, Inc. (electrical
construction); Age 63..................     1984         105,706(2)      .20

Richard G. King; President, Chief
Operating Officer and
Director of Utz Quality Foods, Inc.
(salted snacks); Age 53................     1997           9,428         .02

Uzal H. Martz, Jr.; President,
Publisher and Treasurer of J. H. Zerbey
Newspapers, Inc. and President of its
subsidiary corporations, WMBT
Broadcasting, Inc., WQIN Broadcasting,
Inc., Shenandoah Evening Herald
Publishing Company, Inc. and Hazelton
Easy to Read Telephone Directory, Inc.;
Age 63.................................     1986          36,118(2)      .07

Max A. Messenger; Chairman of Wood
Products, Inc. (hardwood lumber & dry
kilns), Chairman of Global Hardwood,
Inc. (residential construction),
General Partner of Messenger Limited
Partnership (land holding company); Age
62.....................................     1994          24,511         .05

Don A. Rosini; President of Shamokin
Filler Co., Inc. (manufacturer of
carbon additives and specialty cements
and grouts); Age 59....................     1986          44,620(3)      .09

F. Dale Schoeneman; President of
Schoeneman Beauty Supply, Inc.
(wholesale distributor); Age 56........     1986          24,953         .05

All nominees, directors and executive
officers as a group
(23 persons)...........................                1,643,091(4)     3.14

--------
(1) Unless otherwise indicated in the other footnotes below, each director or nominee has sole voting power and sole investment power over the shares indicated opposite his or her name in the table, and a member of the group has sole voting power and sole investment power over the shares indicated for the group. The number of shares includes the following shares which each director or nominee, except for Ms. Barry, Mr. Campbell, Mr. Messenger, Mr. Pulaski, Mr. Scheiner and Ms. Shepard, has the right to acquire through currently exercisable stock options under the Corporation's 1995 and 1990 Non-Employee Directors' Stock Option Plans or the stock option plans of previously acquired companies: Mr. Antanavage, 15,410 shares; Mr. Detwiler and Mr. Schoeneman, 14,060 shares; Mr. Herr 5,624 shares; Mr. Holman, 4,261 shares; Mr. King, 2,178 shares; Mr. Unterberger, 8,954 shares; and each remaining director, 16,872 shares.

(2) Includes the following shares as to which voting and investment power is shared with the spouse: Mr. Antanavage, 7,107 shares; Mr. Campbell, 23,009 shares; Mr. Detwiler, 5,625 shares; Mr. Devorris, 7,842 shares; Mr. Herr, 2,770 shares; Mr. Holman, 7,252 shares; Mr. Martz, 11,784 shares; Mr. Miller, 2,648 shares; Mr. Pulaski, 16,538 shares; Mr. Ward, 421 shares; and Mr. Wolfe, 5,649 shares.

(3) Includes the following shares held by spouses and/or children as to which beneficial ownership is disclaimed: Mr. Campbell, 17,421 shares; Mr. Rosini, 4,489 shares.

(4) Includes the following shares which executive officers have the right to acquire through stock options: Mr. Campbell, 334,282 shares; Mr. Pulaski, 92,338 shares; and Mr. Wolfe, 5,754 shares; and all other executive officers as a group, 90,149 shares. Also includes the following shares held in 401(k) plan accounts, as to which the executive officers have voting power only: Mr. Campbell, 3,894 shares; Mr. Pulaski, 3,392 shares; Mr. Wolfe, 123 shares; and all other executive officers as a group, 6,608 shares. Also includes shares beneficially owned by Mr. Beall and Mr. Grant as follows: Mr. Beall 31,984 shares; and Mr. Grant 108,830 shares.

(5) Prior to October 1997, Ms. Shepard was President, Chief Operating Officer & Co-Founder of Manchester, Inc.

(6) From 1995 to November 1997, Mr. Pulaski was Senior Executive Vice President, Chief Financial Officer ("CFO") and Chief Administrative Officer ("CAO") of the Corporation; and prior to 1995 he served as Executive Vice President, CFO and CAO of the Corporation.

(7) Prior to May 30, 1997, Mr. Wolfe was Chairman and Chief Executive Officer of Financial Trust Corp, which was acquired by the Corporation on that date.

  Additional information concerning the nominees and the other members of the Board is set forth below under the caption "Other Information Concerning Directors and Executive Officers."

VOTE REQUIRED

  There will be separate elections at the Annual Meeting for the election of six directors for terms expiring in 2001 and for the election of one director for a term expiring in 2000. In the election for terms expiring in 2001, the six candidates receiving the highest numbers of votes cast by the holders of Common Stock voting in person or by proxy will be elected. In the election for a term expiring in 2000, the candidate who receives the highest number of votes cast by the holders of Common Stock voting in person or by proxy will be elected. A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting. The Corporation's Restated Articles do not permit cumulative voting in the election of directors.

                                PROPOSAL NO. 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

  Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Corporation for 1998.

  Although the appointment of independent auditors is not required to be approved by the shareholders, the Board of Directors believes the shareholders should participate in the selection of independent auditors through the ratification process. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. A vote of the shareholders not to ratify the appointment of Ernst & Young LLP will be considered as a direction to the Audit Committee to recommend other independent auditors for appointment for the following year.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.

  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table is a summary of the compensation for the years 1997, 1996 and 1995 awarded or paid to, or earned by, the Corporation's Chief Executive Officer, the three other persons serving as executive officers at the end of 1997 and one other individual who would have been among the five highest paid executive officers but for the fact that he was no longer serving as an executive officer at the end of the year (the "named officers"):

                                                                 LONG-TERM COMPENSATION
                                                              -----------------------------
                                    ANNUAL COMPENSATION              AWARDS         PAYOUTS
                              ------------------------------- --------------------- -------
                                                              RESTRICTED   SHARES
                                                 OTHER ANNUAL   STOCK    UNDERLYING  LTIP    ALL OTHER
       NAME AND                          BONUS   COMPENSATION   AWARDS    OPTIONS   PAYOUTS COMPENSATION
  PRINCIPAL POSITION     YEAR SALARY($)  ($)(1)      ($)         (2)       (#)(3)   ($)(4)     ($)(5)
-----------------------  ---- --------- -------- ------------ ---------- ---------- ------- ------------
Carl L. Campbell         1997 $400,010  $168,505      --          $0       25,500      $0     $ 67,445
President and Chief      1996  340,000   127,500      --           0       87,427       0       62,917
Executive Officer        1995  330,000   129,262      --           0       16,447       0       53,062

Mark L. Pulaski          1997 $300,014  $ 83,964      --          $0       13,500      $0     $ 40,609
Vice Chairman and        1996  270,000    72,900      --           0        7,832       0       32,438
Chief Operating Officer  1995  260,000    66,508      --           0        7,233       0       28,068

Ben G. Rooke             1997 $205,000  $ 57,531      --          $0        9,000      $0     $ 38,192
Executive Vice           1996  195,000    52,650      --           0        5,723       0       29,202
President                1995  190,000    48,602      --           0        4,971       0       23,824

Ray L. Wolfe(6)          1997 $195,199  $      0                  $0                  $ 0     $      0
Chairman of the Board

George H. Groves(7)      1997 $276,936  $      0      --          $0       13,500      $0     $829,009
Former Senior            1996  270,000    72,900      --           0        7,832       0       42,306
Executive Vice           1995  260,000    66,508      --           0        6,265       0       32,808
President

--------
(1) Bonus information is reported by year in which earned.

(2) The Corporation has made no restricted stock awards.

(3) Options are reported in the year in which granted. The number of shares granted in 1996 and 1995 has been adjusted to reflect a 3-for-2 split in the Corporation's Common Stock in August 1996. The option price of all options shown is 100% of fair market value on the date the options were granted.

(4) To date, the Corporation has made no long-term incentive plan ("LTIP") payouts.

(5) The 1997 amounts reported in this column consist of the loan value of the actual premium paid by the Corporation for a split-dollar insurance policy for the named officers as follows: Mr. Campbell, $21,937; Mr. Pulaski, $8,880; Mr. Rooke, $11,902; and Mr. Groves, $20,279; imputed interest income for 1997 on loans to the named officers under the Corporation's Management Stock Ownership Program as follows: Mr. Campbell, $18,710; Mr. Pulaski, $9,827; Mr. Rooke, $7,182; and Mr. Groves, $8,491; employer matching contributions to the Corporation's retirement savings plans as follows: Mr. Campbell, $14,210; Mr. Pulaski, $9,832; Mr. Rooke, $6,929; and Mr. Groves, $8,950; and the above market portions of interest accrued for 1997 under one retirement savings plan as follows: Mr. Campbell, $587.12; Mr. Pulaski, $70.40; Mr. Rooke, $179.67; and Mr. Groves, $45.69.

    The 1997 amount reported in this column for Mr. Groves also includes payments made to and obligations forgiven of Mr. Groves in connection with his resignation from the Corporation. These amounts were paid to Mr. Groves pursuant to a written agreement that replaced his employment agreement and are as follows: $450,000 paid in two installments of $23,078, which was paid in November 1997, and $426,922 which was paid on January 2, 1998; $200,000 paid on January 2, 1998, in lieu of any welfare, fringe benefit or other incentive compensation benefits to which Mr. Groves may have been entitled; and $130,544 which represents the approximate amount of premiums to be paid by the Corporation for a $600,000 split dollar life insurance policy for Mr. Groves from October 22, 1997 to April 22, 1999. On April 22, 1999, the policy will be transferred to Mr. Groves, and he will not be required to repay the premium payments. If Mr. Groves should die before April 22, 1999, then his designated beneficiary will receive the death benefits under the policy, and the Corporation will receive a repayment of the premiums.

(6) Mr. Wolfe's compensation for 1997 does not include compensation paid to him by Financial Trust Corp prior to May 30, 1997, the effective date of the merger with the Corporation. Compensation information for 1996 and 1995 is not provided for Mr. Wolfe as he did not serve as an executive officer of the Corporation during these years.

(7) Mr. Groves resigned from the Corporation effective on October 22, 1997.

STOCK OPTION GRANTS IN 1997

  The following table sets forth information concerning the individual grants of options to purchase the Corporation's Common Stock made to the named officers in 1997.

                                         INDIVIDUAL GRANTS
                     ----------------------------------------------------------
                       NUMBER    PERCENT OF
                     OF SHARES  TOTAL OPTIONS                                      GRANT
                     UNDERLYING  GRANTED TO     EXERCISE    MARKET                 DATE
                      OPTIONS     EMPLOYEES      PRICE       PRICE   EXPIRATION   PRESENT
NAME                 GRANTED(#)  IN 1997(1)   ($/SHARE)(2) ($/SHARE)  DATE(3)   VALUE($)(4)
----                 ---------- ------------- ------------ --------- ---------- -----------
Carl L. Campbell       25,500       11.12%       $25.19     $25.19   01/02/2007  $105,090
Mark L. Pulaski        13,500        5.89%       $25.19     $25.19   01/02/2007  $ 55,636
                          801         .35%       $39.94     $39.94   12/29/1999  $  3,042
Ben G. Rooke            9,000        3.07%       $25.19     $25.19   01/02/2007  $ 37,091
Ray L. Wolfe                0          --            --         --           --        --
George H. Groves(5)    13,500        5.89%       $25.19     $25.19   01/02/2007  $      0

--------
(1) Total options granted to employees in 1997 were 229,369.

(2) The exercise price of options granted to Corporation employees in 1997 ranged from $25.19 to $39.94.

(3) All options, except reload options, become exercisable approximately two years after the date of grant. Reload options become exercisable 6 months after date of grant. All options are subject to possible acceleration in certain events involving an actual or potential change in control of the Corporation. All options have revocable reload rights. The option granted to Mr. Pulaski for 801 shares is a reload option.

(4) The grant date present value of the options has been determined utilizing the Black-Scholes option pricing model. The assumptions used to arrive at the present values were: stock price volatility of .1500; expected dividend yield of 4.2%; expected seven-year option term; and a 6.4% risk-free rate of return.

(5) The 13,500 options were canceled as a result of Mr. Groves resignation effective on October 22, 1997.

AGGREGATED OPTION EXERCISES IN 1997 AND OPTION VALUES AS OF DECEMBER 31, 1997

  The following table sets forth information concerning stock options exercised by the named officers in 1997 and unexercised stock options held by the named officers as of December 31, 1997:

                                                NUMBER OF SHARES        VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                       SHARES      VALUE       OPTIONS AT 12/31/97        AT 12/31/97($)(2)
                     ACQUIRED ON  REALIZED  ------------------------- -------------------------
NAME                 EXERCISE(#)   ($)(1)   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                 ----------- ---------- ----------- ------------- ----------- -------------
Carl L. Campbell            0            --   102,355      262,927    $2,526,239   $4,524,183
Mark L. Pulaski         7,502    $  203,589    78,843       19,163    $1,640,967   $  318,704
Ben G. Rooke              500    $   10,740    84,426       14,723    $1,768,804   $  251,906
Ray L. Wolfe                0            --         0        5,754             0   $   87,749
George H. Groves(3)    84,777    $1,378,497         0            0            --           --

--------
(1) Represents the difference between the market value on the date of exercise of the shares acquired and the option price of those shares.

(2) Represents the difference between the aggregate market value at December 31, 1997 of the shares subject to the options and the aggregate option price of those shares.

(3) On November 21, 1997, Mr. Groves exercised 84,777 options which represented all of his outstanding vested options. Mr. Groves also had 21,322 unvested options which were canceled as a result of his resignation effective on October 22, 1997.

                           HUMAN RESOURCES COMMITTEE
                     1997 REPORT ON EXECUTIVE COMPENSATION

  In compliance with Securities and Exchange Commission guidelines on disclosure of executive compensation levels and practices, the Human Resources Committee (the "Committee") of the Corporation's Board of Directors has prepared the following report for its shareholders and other interested parties.

ROLE AND COMPOSITION OF THE HUMAN RESOURCES COMMITTEE

  The role of the Committee with respect to employee compensation is to establish the compensation philosophy of the organization and to monitor compensation plans and related practices for conformity with that philosophy.

  With the assistance of a compensation consultant, the Committee has developed a comprehensive compensation strategy, and as a result of this effort, the Corporation has adopted a total compensation philosophy that links more of the compensation of executives, managers and employees in direct revenue producing positions to the Corporation's performance.

  Specifically in the area of executive compensation, the Committee's role includes establishing appropriate compensation and benefit plans, reviewing the Chief Executive Officer's recommendations on compensation for executive officers, and determining compensation for executive officers and for the Chief Executive Officer. An essential component of this role is the establishment of performance standards for the Corporation's salary administration and incentive programs and monitoring actual performance against those standards.

  During 1997, the Committee was composed of eight non-employee directors: Ms. Barry, Messrs. DeWald, Field, Herr, Miller, Unterberger, Ward and Mr. Beall, who served as Chairperson./2/ Except for discussions and

--------
 /2/A Subcommittee consisting of Ms. Barry and Messrs. Beall, DeWald, Field,
    Miller and Ward was formed to administer the 1996 Performance Unit Plan and the Corporation's Stock Incentive Plans. References in this report to actions taken by the Committee include those taken by the Subcommittee under these plans.

decisions concerning his own compensation, Mr. Campbell attends Committee meetings for discussions about executive compensation and does offer recommendations on specific plans and individual actions for consideration by the Committee.

  The Committee met five times during 1997. This report discusses actions initiated and approved by the Committee over the course of the year.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES AND OPERATING PHILOSOPHY

  The Corporation's executive compensation program is designed to (1) foster continuous improvement in corporate performance, (2) maximize shareholder value, (3) attract and retain qualified executives and (4) recognize and reward executives' collective and individual contributions to the business. To these ends, the Corporation is pursuing a compensation strategy and specific compensation plans to tie a significant portion of executive compensation to the Corporation's success in meeting predetermined performance goals and to appreciation in the Corporation's stock price.

  In setting performance standards for executive officers during 1997, the Committee considered the compensation philosophy, compared the Corporation's recent performance to industry indices3 and also considered the Corporation's stock price performance over the last several years. (See "Stock Price Performance Graph" below.) The target level of total compensation for the Corporation's executives, including the executive officers listed in the tables under "Executive Compensation" above, when expected performance is achieved, is the median level of market practice among financial services institutions of similar asset size. The compensation program will provide better than median level pay when the Corporation's performance exceeds the expected level of performance.

  The primary performance measure used by the Committee is net income. Other measures that are also considered by the Committee are asset quality, capital adequacy and prudent risk management. In addition, the Committee considers the current economic environment and such subjective measures as the officers' leadership and management performance.

  The remainder of this report discusses specific plans, policies and 1997 actions for each component of the executive compensation program./4/

BASE SALARIES

  Base salary ranges for the named officers are determined by evaluating the responsibilities of the positions, required skills and experiences and prevailing practices among financial services institutions of similar type and asset size for comparable positions.

  Typically, annual salary adjustments are determined through an evaluation of the Corporation's performance against its goals for the prior year, performance of functions and business units under the executive's management and the executive's performance against individual goals assigned for the prior year. The relative importance of each of the three criteria in making a salary adjustment decision for a given executive will vary among the executives and from year to year based on corporate priorities for that covered time period.


--------
  /3/The Committee and management review reports from securities and investment banking firms, e.g., SNL Securities and Keefe, Bruyette & Woods, which monitor performances of commercial banks and other financial services institutions. Most of the banks included in these reports are also included in the NASDAQ Bank Stock Index. Further, the Corporation's Finance Department annually prepares in-depth analyses of financial data on ten commercial banks of similar or larger asset size operating in the Pennsylvania, Maryland, West Virginia, Virginia and Ohio banking markets.

  /4/Mr. Wolfe's 1997 compensation and benefits are not covered by this report as they were determined by his employment agreement discussed below.

  Corporate goals are expressed in terms of net income or earnings per share/5/; the same goal bases established for the Management Incentive Compensation Plan ("MICP"), the annual incentive plan. An example of a business unit performance measure would be improved financial performance achieved through increased business and/or expense reduction. An example of an individual performance measure would be the implementation of a new business product.

  Additionally, the executive's professional development, readiness for other and broader responsibilities in the organization and overall contribution to the management and the success of the business are considered. The Corporation's overall success, coupled with achievements against functional/business unit and individual business goals, primarily determines the Committee's salary adjustment decision. The other factors noted may influence the Committee's decision.

  The Chief Executive Officer reviews the performance of each executive officer, except himself, with the Committee using a specific checklist of performance goals and performance characteristics, and he offers a specific pay increase recommendation for the Committee's consideration. The Chairperson of the Committee likewise uses and discusses with the Committee a similar checklist of performance goals and performance characteristics for the Chief Executive Officer, and he offers a recommendation to the Committee on an appropriate salary action for the CEO. These performance factors include: net income, asset growth, asset quality, risk management, customer service, leadership, community involvement, personal development, and the influence of the economy and regulatory factors on the performance of the Corporation. Once approved by the Committee, all salary actions for the named officers are presented to the Board of Directors for ratification.

  In January 1997, the Committee approved salary increases for the named officers, except for Mr. Wolfe. Although each of these executives had different performance goals for 1996, each had met his respective performance plan and warranted a salary increase.

ANNUAL PERFORMANCE INCENTIVES

  The named officers, except Mr. Wolfe, participate in the Corporation's MICP, an annual incentive pay plan based primarily on net income achievement against a specific goal Where an officer has bank subsidiary responsibilities, the majority of the participant's incentive award is based on the operating subsidiary's net income performance, and the remainder is based on the Corporation's earnings per share. Officers, including the eligible named officers, having corporate responsibilities only receive incentive awards based solely on achievement of goals expressed in terms of earnings per share. The Committee has the discretion to modify the cash award for a particular officer if it determines such action is appropriate. Such action is based on a subjective evaluation of each officer's performance in such areas as teamwork, management performance, and support of integration efforts related to recent acquisitions and consolidations.

  For 1997, the Committee established a range of specific achievement levels for corporate earnings per share and subsidiary net income. If threshold performance was not achieved, no payment would be made. If performance exceeded the threshold level of performance, actual awards would be proportionally greater in line with actual performance up to the defined maximum award amount.

  The Corporation's performance for 1997 exceeded the threshold goal established under the MICP. The named officers, except Mr. Wolfe and Mr. Groves, qualified for a cash award. Mr. Campbell, who participates in the MICP, received a cash award of $168,505. This award was based on the Corporation's earnings per share performance exceeding the threshold goal.

LONG-TERM INCENTIVES

  Stock Options. Stock options were granted to each of the named officers, except for Mr. Wolfe, and selected senior officers of the Corporation in January 1997 under the Corporation's 1992 Stock Incentive Plan. These stock option grants were made according to the Committee's established guideline of granting options at fair market value using a declining percentage of base salary based on level of position within the organization to achieve the desired "mix" of long-term incentive income opportunity for a given position in the organization.

--------
  /5/Net income is used for executive officers in the Corporation's banking subsidiaries and earnings per share is used for executive officers in the Corporation.

The percentage of base salary ranged from 32.5% for the Chief Executive Officer to a low of 15% for vice presidents, with the exact number of option grants determined by using the Black-Scholes option pricing model. The size of the award can vary from year to year based on corporate and individual performance. Corporate performance is usually gauged in terms of net income, although other financial measures and performance comparisons within a peer group may also be considered. In the event of poor corporate performance or poor individual performance, the Committee can elect to make no award. If corporate and/or individual performance exceeds expectations, the Committee may grant larger than typical awards.

  The January 1997 stock option awards were granted in recognition of the Corporation's increase in net income performance for 1996, and the Corporation's favorable ranking in the banking peer group.

  In deciding on stock option awards to eligible participants, the Committee does not currently consider the total number of outstanding options held by a participant nor the number of shares held by the participant. The Committee has not canceled or repriced any prior stock option grants.

  Stock options are designed to align executives' interests with those of shareholders. Typically, stock options are granted with an exercise price equal to the fair market value on the date of grant./6/ Grants carry a 2-year cliff vesting provision, which means that the option cannot be exercised for two years from the date of grant except in certain circumstances involving an actual or threatened change in control. The granting of options at fair market value or a premium over fair market value with a minimum 2-year vesting requirement provides an incentive for the executive to increase shareholder value over the long term since no benefit of the options can be realized unless stock price appreciation occurs.

  Mr. Campbell received stock option grants of 25,500 shares in 1997 which reflected the targeted percentage for his position. These grants included incentive stock options and nonstatutory stock options. Mr. Campbell participates in the Corporation's Stock Incentive Plan on the same basis as all other participants.

  1996 Performance Unit Plan. In 1996 the Board of Directors approved the implementation of the 1996 Performance Unit Plan (the "Performance Plan") in which certain officers of the Corporation would participate, including the named officers.

  The Performance Plan is a cash-based, long-term incentive plan. It is expected that the Performance Plan will operate in three-year cycles beginning on January 1, 1996, with a new cycle commencing every two years, i.e., January 1, 1998; January 1, 2000; January 1, 2002. Payout under the Plan for the initial cycle is based upon the attainment by the Corporation of a range of pre-established three-year cumulative earnings per share goals. The goals for the initial cycle were set based on a comparative peer group performance analysis. The amounts payable under the Performance Plan's initial cycle may be increased or decreased by 20% if the Corporation's return on average equity for the three-year cycle ranks at or above the 75th percentile or at or below the 25th percentile as compared to a peer group of financial institutions. This Performance Plan was approved by shareholders at the 1997 Annual Meeting.

  The Corporation believes that stock options under its Stock Incentive Plans and performance unit awards under the 1996 Performance Unit Plan qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and the Corporation does not anticipate that it will be affected by the cap on deductibility of executive compensation imposed by that Section.

OTHER EXECUTIVE BENEFITS

  In 1994, the Corporation implemented a split-dollar type of insurance policy which is owned by the covered executive. Under this policy, the Corporation has a collateral assignment which is intended to reimburse the Corporation for premiums paid into the policy when the policy is redeemed or the covered executive dies.

--------
  /6/The Corporation has issued premium stock options in the past. Such stock options are granted with an exercise price greater than the fair market value on the date of the grant. No premium stock options were granted in 1997.

  In 1995, the Board of Directors approved the Management Stock Ownership Program (the "Ownership Program"). The Ownership Program is intended, among other things, to promote alignment of management and shareholder interests and to encourage management to act like owners with a focus on value creation. To accomplish these purposes, the Ownership Program establishes stock ownership goals for the named officers and selected senior officers to be achieved over a five-year period. At the end of the five-year period, each officer, including the executive officers, is expected to achieve a level of ownership of Common Stock having a value equal to the following percentages of the officer's current base salary: 300% for the chief executive officer, 200% for the Vice Chairman and Chief Operating Officer and executive vice presidents of the Corporation, 100% for presidents of the Corporation's bank and trust company subsidiaries and 100% for senior vice presidents of the Corporation./7/

  In order to assist officers in attaining their stock ownership goals, the Ownership Program provides for loans to the officers, in amounts not to exceed 50% of the officer's stock ownership goal, to be used to purchase shares of Common Stock from the Corporation at their fair market value on the date of purchase. Under the terms of the Ownership Program, the loans will be made on a nonrecourse basis, and without interest, but will be secured by collateral having an initial value of 120% of the loan amount and consisting of the shares of the Corporation's Common Stock purchased with the loan plus additional shares of the Common Stock or other acceptable collateral owned by the officer. The loans will be payable in full upon demand of the Corporation at any time but not later than the target date for achieving the officer's stock ownership goal. The loans will also be payable in full not later than 90 days after termination of the officer's employment with the Corporation or a subsidiary for any reason other than death and one year after termination due to the death of the officer.

  In connection with the adoption of the Ownership Program, the Board recommended that the shareholders approve the 1995 Management Stock Purchase Plan (the "Purchase Plan"), which provides for the purchase of Common Stock from the Corporation by eligible employees at a price not less than fair market value and for the financing of such purchases through loans secured by the shares so purchased. The shareholders approved the Purchase Plan at the 1995 Annual Meeting. As of December 31, 1997, 22 of the 40 eligible officers, including three of the named officers, were participating in the Purchase Plan under the terms of the Ownership Program. All eligible participants in the Ownership Program are on schedule to achieve their ownership goal.

CONCLUSION

  The Corporation's executive compensation program continues to evolve in line with the objectives noted earlier in this report: continuous improvement in annual corporate performance, maximizing shareholder value, attracting and retaining qualified executives and recognizing and rewarding executives' contributions to the business.

  The Committee continuously explores opportunities to enhance the variable aspects of executive compensation, so as to strengthen the link between total pay and corporate performance.

Respectfully Submitted by:

THE HUMAN RESOURCES COMMITTEE:/8/      J. Glenn Beall, Jr., Chairperson;
                                       June B. Barry;
                                       Gerald E. Field;
                                       Philip C. Herr, II;
                                       William L. Miller;
                                       Ronald C. Unterberger; and
                                       G. William Ward
--------
  /7/In September 1997, the Committee changed the goal for Senior Vice
    Presidents from 50% to 100%, putting them in line with subsidiary Presidents, and started a new five-year period within which the Senior Vice Presidents are to achieve their stock ownership goal.

  /8/Mr. Richard W. DeWald, who resigned as a member of the Board of Directors effective January 13, 1998, served as a member of the Committee in 1997 and participated in most of the executive compensation decisions discussed in the report.

                         OTHER INFORMATION CONCERNING
                       DIRECTORS AND EXECUTIVE OFFICERS

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Campbell, the Corporation's President and Chief Executive Officer, and Mr. Wolfe, Chairman of the Board of the Corporation, are not members of the Human Resources Committee but are invited guests at Committee meetings. Mr. Campbell is involved in corporate compensation matters, including compensation decisions for all named officers except himself. There are no interlocking relationships, as defined in regulations of the SEC, involving members of the Human Resources Committee.

BOARD AND COMMITTEE MEETINGS

  The Executive Committee of the Board of Directors is composed of Messrs. Antanavage, Beall, Campbell, Devorris, Herr, Martz, Miller and Wolfe. During 1997 the Executive Committee met five times. The Executive Committee exercises the powers of the Board of Directors between Board meetings and makes recommendations to the full Board on various matters. The Executive Committee reviews the policy and practice of the Corporation and its subsidiaries in the areas of strategic planning and franchise expansion and reports its recommendations to the Board for action. The Executive Committee also functions as a nominating committee and in this capacity establishes criteria for selection of nominees to stand for election or reelection as Corporation directors at any annual meeting of shareholders and reports its recommendations to the Board for action. Any shareholder who desires to have an individual considered for nomination by the Board must submit his recommendation in writing to the Secretary of the Corporation at least 90 days prior to the annual meeting at which the election of directors will occur.

  The Audit Committee of the Board of Directors, which met four times during 1997, is composed of Messrs. Antanavage, Detwiler, Devorris, Grant, Holman, King, Messenger, Rosini and Schoeneman. The Audit Committee recommends the selection of independent auditors, provides oversight of the internal auditors of the banks and reviews the reports of those persons.

  The Human Resources Committee of the Board of Directors functions as a compensation committee. The members of the Human Resources Committee, which met five times in 1997, are Ms. Barry and Messrs. Beall, Field, Herr, Miller, Unterberger, and Ward. The Human Resources Committee determines the compensation of the Corporation's executive officers and senior officers and recommends policy regarding the salary administration program, health and welfare benefits and annual human resources budget for all employees. The Human Resources Committee or a subcommittee also administers the Corporation's Stock Incentive Plans, the Non-Employee Directors' Stock Option Plans, the Director Fee Plan, the Employee Stock Purchase Plan, the Management Stock Purchase Plan and the Performance Unit Plan.

  During 1997 the Corporation's Board of Directors met seven times. All of the directors, with the exception of Mr. DeWald, attended at least 75% of the meetings of the Board and committees of which they were members during the period they served as such.

DIRECTOR COMPENSATION

  In 1997, directors of the Corporation who are not salaried officers of the Corporation or its subsidiaries received an annual retainer of $10,000 (payable in Common Stock only) and an additional $1,500 (payable in cash or Common Stock) if they served as chairman of a Board committee. In 1997, non-employee directors received $1,250 for each Board meeting they attended and $1,250 for each committee meeting attended on a day other than the date of the regular Board meeting or a day that adjoins the date of a regular Board meeting. For committee meetings attended on the same day as a regular Board meeting, non-employee directors received $500; and for committee meetings attended on an adjoining day of a regular Board meeting date, non-employee directors received $750. Non-employee directors that participated in telephone conferences received $500.

  The Corporation's 1992 Director Fee Plan, which was approved by the shareholders at the 1992 Annual Meeting, permits non-officer directors to elect to receive payment of their compensation as Corporation and bank directors either in cash or Common Stock or to defer such compensation for subsequent payment in cash or Common Stock. During 1997, the Corporation accrued an aggregate total of $318,750 in director compensation. Of this amount, $72,500 was paid currently in cash or stock. The balance of $246,250 was deferred compensation, of which $77,500 will be paid in cash and $168,500 will be paid in stock.

  The Corporation's 1995 Non-Employee Directors' Stock Option Plan was approved by the shareholders at the 1995 Annual Meeting. Its purposes are to promote the long-term success of the Corporation by creating a long-term mutuality of interests between the non-employee directors and shareholders of the Corporation, to provide additional inducement for such directors to remain with the Corporation and to assist the Corporation in attracting and retaining able persons to serve as outside directors.

  Under the Plan, directors who are not employees of the Corporation or a subsidiary receive annual stock option grants to purchase up to 2,812 shares of Common Stock at an option price equal to the market value on the date the options are granted. The options are exercisable two years from the date of grant, subject to acceleration in certain events involving an actual or potential change in control of the Corporation or retirement by the director. The options expire 10 years from the date of grant. Reload options are granted if a director exercises an option by paying the option price in shares of Common Stock.

NAMED OFFICER STOCK OWNERSHIP

  Information concerning Mr. Campbell's, Mr. Pulaski's and Mr. Wolfe's beneficial ownership of Common Stock is included in the table above under "Proposal No. 1--Election of Directors". The following table shows the beneficial ownership of Common Stock by the other named officers as of April 1, 1998:

                                                                     PERCENT OF
                                                SHARES BENEFICIALLY COMMON STOCK
NAME                                                 OWNED(1)       OUTSTANDING
----                                            ------------------- ------------
Ben G. Rooke...................................       122,273           .24%
George H. Groves...............................        40,508           .08%

--------
(1) Shares beneficially owned include the following shares of Common Stock which the named officers have the right to acquire under currently exercisable stock options granted under the Corporation's Stock Incentive
    Plans: Mr. Rooke, 90,149 shares and Mr. Groves, none. Shares beneficially owned also include the following shares of Common Stock in their 401(k) plan accounts for which they have the power to direct the voting: Mr. Rooke, 3,134 shares and Mr. Groves, 3,474 shares.

NAMED OFFICER EMPLOYMENT AGREEMENTS

  The Corporation has entered into employment agreements with certain of its officers, including the named officers listed in the summary compensation table. As described in the footnotes to the Summary Compensation Table under "Executive Compensation" above, Mr. Groves' employment agreement was terminated in connection with his resignation from the Corporation. The employment agreements for the other named officers, except Mr. Wolfe, are for rolling three-year terms (five years for the CEO) and provide that the officer will continue to be employed for the term of the agreement at not less than his current compensation unless sooner terminated for cause or by reason of death, disability or retirement. If the named officer's employment is terminated by the Corporation without cause or by the officer for "good reason" as defined in the agreement prior to its expiration, the officer is entitled to a payment of one and one-half times (two times for the CEO) his highest annual base salary within the last three years and to a continuation of employee benefits for 18 months (24 months for the CEO). Under this scenario, currently, each of the named officers would receive a payment as follows: Mr. Campbell, $800,020; Mr. Pulaski, $450,021, and Mr. Rooke, $307,500.

  If the named officer's employment terminates in certain circumstances following a change in control of the Corporation, the officer is entitled to a payment of two and one-half times the sum of his highest annual base salary within the last three years and his highest annual incentive award during the last three years; a continuation of benefits for a period of twenty-four months; a release of the premium repayment obligation under his split-dollar life insurance agreement; and certain outplacement services. Under this scenario, currently, each of the named officers would receive a payment as follows: Mr. Campbell, $1,421,288, Mr. Pulaski, $959,945; and Mr. Rooke, $656,328.

  In consideration of the agreements, each named officer agrees not to engage in any business in competition with the Corporation or its subsidiaries for a period of one year following any termination of his employment, other than a termination within two years after a change in control.

  In connection with the acquisition of Financial Trust Corp ("FT Corp"), the Corporation entered into an employment agreement with Mr. Wolfe, who at the time served as Chairman and Chief Executive Officer of FT Corp. The employment agreement, which became effective on consummation of the FT Corp merger, provides for Mr. Wolfe's employment by the Corporation for a period of three years following the effective date of the FT Corp merger, May 30, 1997, at an all inclusive annual rate of compensation of $350,000, plus participation in such benefit and qualified retirement plans as are generally available to the Corporation's employees. From the effective date until the Corporation's annual meeting of shareholders in 1998, Mr. Wolfe is to serve as Chairman of the Board of the Corporation. Thereafter during the three-year period, Mr. Wolfe will serve in such senior executive capacities as are mutually agreed from time to time between Mr. Wolfe and the Corporation's chief executive officer. From the end of the three-year period until Mr. Wolfe's 65th birthday on August 15, 2003, Mr. Wolfe is to be employed by the Corporation as a consultant at an annual rate of compensation of $177,000, plus participation in the Corporation's regular medical care benefits plan. The employment agreement and the compensation and benefits to be provided to Mr. Wolfe thereunder may not be terminated by the Corporation except upon Mr. Wolfe's death, total and permanent disability or substantial incapacity for a period exceeding six months or a breach by Mr. Wolfe of the nondisclosure and noncompetition provisions of the agreement. The agreement prohibits Mr. Wolfe from disclosing the Corporation's confidential information at any time or, during the period of two years after termination of his employment, from engaging directly or indirectly in any business which is in competition with the Corporation or any of its subsidiaries in the areas of commercial banking, mortgage banking, leasing or the taking of deposits and which is located or operating in any county in which the Corporation or a subsidiary has offices or any contiguous county. In the event of a change of control of the Corporation, as defined in the agreement, Mr. Wolfe may elect to be paid the balance of the cash compensation for the term of the agreement in a single lump sum. In this event, both parties would be released from any further obligations under the agreement, except that Mr. Wolfe would remain subject to the agreement's nondisclosure and noncompetition provisions.

RETIREMENT PLANS

  The Corporation has a noncontributory retirement plan which covers substantially all employees, as well as supplemental plans to pay on an unfunded basis to certain management employees, including the named officers, benefits which would have been payable under the principal retirement plan but for certain limitations contained in the Internal Revenue Code or the decision of the officer to defer compensation otherwise subject to the plan. The following table shows the combined annual retirement benefits payable under these plans to participants, including the named officers, in selected compensation and years of service classifications:

   5-YEAR                           YEARS OF SERVICE
  AVERAGE      ----------------------------------------------------------------
COMPENSATION      10         15         20         25         30         35
------------   --------   --------   --------   --------   --------   --------
  200,000      $ 31,095   $ 46,643   $ 62,190   $ 77,738   $ 93,286   $108,833
  300,000        47,595     71,393     95,190    118,988    142,786    166,583
  400,000        64,095     96,143    128,190    160,238    192,286    224,333
  500,000        80,595    120,893    161,190    201,488    241,786    282,083
  600,000        97,095    145,643    194,190    242,738    291,286    339,833
  700,000       113,595    170,393    227,190    283,988    340,786    397,583

  The amounts shown in the table are straight-life annuity amounts, assuming normal retirement at age 65 and no election of any available survivorship option, and are not subject to offset for social security or other benefits received by the participant. Benefits under the plans are based on the participant's average compensation for the five highest years in the ten years immediately preceding retirement, with compensation including substantially all taxable and deferred compensation. The 1997 covered compensation for the named officers and their years of credited service at December 31, 1997 are as follows: Mr. Campbell, $537,508 (25 years); Mr. Pulaski, $378,016 (14 years); Mr. Rooke, $259,959 (16 years); Mr. Wolfe, $384,138 (42 years); and Mr. Groves, $354,992
(12 years).

CERTAIN TRANSACTIONS

  Director Devorris is a limited partner in a partnership that leases office space at market rate to the Corporation and a bank subsidiary of the Corporation. Mr. Devorris' limited partnership interest is 50%. The total rent paid by the Corporation and the bank in 1997 was $481,214. In addition, Mr. Devorris is President of an electrical construction company that completed electrical work for a new facility of a bank subsidiary of the Corporation for the amount of $357,110.

  As described above in the Human Resources Committee Report under "Other Executive Benefits," the Corporation has made loans to certain of its executive officers under the Management Stock Ownership Program. The largest amounts of such loans outstanding to the named officers since January 1, 1997 and, except in the case of Mr. Groves, the amounts of such loans currently outstanding are as follows: Mr. Campbell, $494,984; Mr. Pulaski, $259,980; Mr. Rooke, $189,998; and Mr. Groves $259,970. As required by the terms of the program, Mr. Groves' loan was repaid to the Corporation following his resignation. No interest is charged on loans made under this program, but interest is imputed to the officer and deductible by the Corporation for federal income tax purposes. The amounts of interest income imputed to the named officers in 1997 in connection with loans under the program are shown in the "All Other Compensation" column in the Summary Compensation Table under "Executive Compensation" above.

  The Corporation's bank subsidiaries have made loans in the ordinary course of business to certain directors and named officers of the Corporation, including members of their immediate families and corporations or other organizations in which such persons have a beneficial interest of 10% or more or are associated as officers, partners or trustees. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


  Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Corporation file reports with the SEC with respect to changes in their beneficial ownership of the Common Stock. Based solely upon a review of the copies of such reports furnished to the Corporation and written representations by certain persons that reports on Form 5 were not required, the Corporation believes that all 1997 Section 16(a) filing requirements applicable to its directors and officers were complied with.

                         STOCK PRICE PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five years ended December 31, 1997 of $100 invested on December 31, 1992 in each of the Common Stock, the CRSP Total Return Index for the NASDAQ Stock Market (U. S. Companies) and the CRSP Total Return Index for NASDAQ Bank Stocks.




                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
  AMONG KEYSTONE, NASDAQ U.S. STOCK MARKET INDEX AND NASDAQ BANK STOCKS INDEX




                                                 NASDAQ U.S.         NASDAQ
Measurement period                               STOCK MARKET        BANK STOCKS
(Fiscal year Covered)        KEYSTONE            INDEX               INDEX
---------------------        --------            ------------        -----------
Measurement PT -
12/31/92                     $100                $100                $100

FYE 12/31/93                 $111                $115                $114
FYE 12/31/94                 $110                $112                $114
FYE 12/31/95                 $114                $159                $169
FYE 12/31/96                 $149                $195                $223
FYE 12/31/97                 $249                $240                $377


                     5% BENEFICIAL OWNERS OF COMMON STOCK

  The voting and investment power over Common Stock by the trust departments of the Corporation's subsidiary banks and trust companies is reported above under "Introduction". The following are the only other persons known by the Corporation to have or share voting and/or investment power over more than 5% of the outstanding Common Stock:

                               AMOUNT AND NATURE OF
NAME AND ADDRESS              BENEFICIAL OWNERSHIP OF PERCENT OF OUTSTANDING
OF BENEFICIAL OWNER (1)            COMMON STOCK            COMMON STOCK
-----------------------       ----------------------- ----------------------
The Capital Group Companies,
 Inc.                                2,928,950(2)              5.7%
333 South Hope Street
Los Angeles, CA 90071

--------
(1) The information contained in the table and these footnotes is based on a
    Schedule 13G dated February 10, 1998, which was filed by the above-named company with the Securities and Exchange Commission.

(2) The Capital Group Companies, Inc. ("CGC") is the parent holding company of a group of investment management companies. Of these shares, CGC reports that its subsidiaries have sole voting power over 735,000 shares, no voting power over 2,193,950 shares and sole dispositive power over 2,928,950 shares.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

  Proposals of shareholders intended to be presented at the Corporation's 1999 Annual Meeting must be received by the Secretary of the Corporation at the address set forth on page 1 above, not later than December 10, 1998 in order to be considered for inclusion in the Corporation's proxy statement and form of proxy for that meeting.

  The Corporation's Restated Articles of Incorporation require that any shareholder who intends to nominate a candidate for election as a director of the Corporation must furnish a written notice of the nomination, containing the information specified in the Articles, so that it is received by the Secretary of the Corporation not later than 120 days in advance of the meeting at which the election is to be held. A copy of these requirements will be furnished to any shareholder upon request to the Secretary at the address set forth on page 1.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, no matters are expected to be presented to the shareholders for action at the Annual Meeting other than those referred to in the Notice of Meeting. However, if any further business should properly come before the meeting, the persons named in the accompanying proxy will be authorized to vote on such matters in accordance with their best judgment.

                          ANNUAL REPORT ON FORM 10-K

  UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE CORPORATION, AT THE ADDRESS SET FORTH ON PAGE 1, THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE CORPORATION'S 1997 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO.

                           EXPENSES OF SOLICITATION

  The cost of solicitation of proxies for the Annual Meeting will be paid by the Corporation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward proxy materials to beneficial owners of shares held of record by them and will be reimbursed by the Corporation for their expenses. In addition to solicitation by mail, directors, officers and employees of the Corporation and its subsidiaries may solicit proxies in person or by telephone or otherwise. Such persons will receive no additional compensation for these services.

                                     By the Order of the Board of Directors,

                                     /s/ Ben G. Rooke
                                     Ben G. Rooke, Secretary

April 9, 1998

                           KEYSTONE FINANCIAL, INC.

                         PROXY FOR 1998 ANNUAL MEETING

          This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints A. Joseph Antanavage, Jr., June B. Barry and Richard G. King, or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Keystone Financial, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 21, 1998 and at any adjournment thereof, as follows:


                 (To be Completed and Signed on Reverse Side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                           KEYSTONE FINANCIAL, INC.

                                 May 21, 1998

                Please detach and Mail in the Envelope Provided

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A [ X ] Please mark your votes as in this example.


                                     FOR all nominees
                                     (except as shown      WITHHOLD AUTHORITY
                                          below)       to vote for all nominees
1. Election of Directors for terms         [  ]                   [  ]
   ending in 2000 and 2001

Nominee:   (for a term expiring in 2000)
           Molly Dickinson Shepard

Nominees:  (for terms expiring in 2001)
           Carl L. Campbell
           Paul I. Detwiler, Jr.
           Allan W. Holman, Jr.
           James I. Scheiner
           Ronald C. Unterberger
           G. William Ward

A vote FOR includes discretionary authority to vote for a substitute nominee if any nominee named becomes unable or unwilling to serve. To withhold authority to vote FOR any individual nominee, write that nominee's name on the line below.

___________________________________________

                                               FOR      AGAINST    ABSTAIN
2. Ratification of Ernst & Young LLP as        [  ]       [  ]       [  ]
   independent auditors for 1998.

3. To vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 through 3.


PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)___________________________________________ DATE________________1998

Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.

                       KEYSTONE FINANCIAL, INC. -- 401(k)

                 VOTING AUTHORIZATION FOR 1998 ANNUAL MEETING

This Authorization follows the form of the Proxy solicited on behalf of the Board of Directors

        The undersigned hereby authorizes Mid-State Bank and Trust Company, as Trustee of the Keystone Financial 401(k) Savings Plan, to vote by proxy all shares of Common Stock of Keystone Financial, Inc. which are allocated to the account of the undersigned under the Keystone Financial 401(k) Savings Plan and which the Trustee is entitled to vote at the Annual Meeting of Shareholders to be held May 21, 1998 and any adjournment thereof, as follows:



                 (To be Completed and Signed on Reverse Side)

                        Please date, sign and mail your
              voting authorization card back as soon as possible!

                        Annual Meeting of Shareholders
                       KEYSTONE FINANCIAL, INC. - 401(K)

                                 May 21, 1998





                Please detach and Mail in the Envelope Provided

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A [ X ] Please mark your votes as in this example


                                     FOR all nominees
                                     (except as shown      WITHHOLD AUTHORITY
                                          below)       to vote for all nominees
1. Election of Directors for terms         [  ]                   [  ]
   ending in 2000 and 2001

Nominee:   (for a term expiring in 2000)
           Molly Dickinson Shepard

Nominees:  (for terms expiring in 2001)
           Carl L. Campbell
           Paul I. Detwiler, Jr.
           Allan W. Holman, Jr.
           James I. Scheiner
           Ronald C. Unterberger
           G. William Ward

A vote FOR includes discretionary authority to vote for a substitute nominee if any nominee named becomes unable or unwilling to serve. To withhold authority to vote FOR any individual nominee, write that nominee's name on the line below.

___________________________________________

                                               FOR      AGAINST    ABSTAIN
2. Ratification of Ernst & Young LLP as        [  ]       [  ]       [  ]
   independent auditors for 1998.

The Trustee will vote as directed in this Authorization if it is properly executed. If no direction is made, this Authorization will be voted FOR Items 1 and 2.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS AUTHORIZATION PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)___________________________________________ DATE________________1998

Note: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.